AMENDED AND RESTATED BYLAWS

OF

CHISEN ELECTRIC CORPORATION
(F/K/A WORLD TROPHY OUTFITTERS, INC.)

Effective as of February 2, 2009

ARTICLE 1.
OFFICES

1.1	Business Office

The principal business office of Chisen Electric Corporation (the “Corporation”) shall be located at any place either within or without the State of Nevada as designated in the Corporation’s most current Annual Report filed with the Nevada Secretary of State.  The Corporation may have such other offices, either within or without the State of Nevada, as the Board of Directors may designate or as the business of the Corporation may require from time to time.  The Corporation shall maintain at its principal office a copy of certain records, as specified in Section 2.14 of Article 2.

1.2	Registered Office

The registered office of the Corporation shall be located within Nevada and may be, but need not be, identical with the principal office, provided the principal office is located within Nevada.  The address of the registered office may be changed from time to time by the Board of Directors of the Corporation.

ARTICLE 2.
STOCKHOLDERS

2.1	Annual Stockholder Meeting

The Annual Meeting of the stockholders shall be held on such date and at such time as shall be determined by the Board of Directors for the purpose of electing Directors and for the transaction of such other business as may come before the Annual Meeting.  If the day fixed for the Annual Meeting shall be a legal holiday in the State of Nevada, such meeting shall be held on the next succeeding business day.

If the election of Directors shall not be held on the day designated herein for any Annual Meeting of the stockholders, or at any subsequent continuation after adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as convenient.

2.2	Special Stockholder Meetings.

Special meetings of the stockholders, for any purpose or purposes described in the notice of meeting, may be called by the President, any two (2) Directors or by the entire Board of Directors.

2.3	Place of Stockholder Meetings

Meetings of stockholders may be held within or without the State of Nevada as may be designated from time to time by the Board of Directors.

2.4	Notice of Stockholders Meeting

(a)           Required Notice.  - Written notice stating the purpose(s) for which the meeting has been called, the place, day and hour of the meeting and the means of electronic communications, if any, by which the stockholders and proxies shall be deemed to be present in person and vote,  of any annual or special stockholder meeting shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail,  by or at the direction of the President, any two (2) Directors, the entire Board of Directors, or other persons calling the meeting, to each stockholder of record entitled to vote at such meeting and to any other stockholder entitled by the Nevada Revised Statutes (the “NRS”) or the Articles of Incorporation  of the Corporation to receive notice of the meeting.  Notice shall be deemed to be effective at the earlier of: (i) when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid; (ii) on the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; (iii) when received; or (iv) five (5) days after deposit in the United States mail, if mailed postpaid and correctly addressed to an address, provided in writing by the stockholder, which is different from that shown in the Corporation’s current record of stockholders.

(b)           Adjourned Meeting.  - If any stockholder meeting is adjourned to a different date, time or place, notice need not be given of the new date, time and place if the new date, time and place are announced at the meeting before adjournment.  But if a new record date for the adjourned meeting is, or must be fixed (see Section 2.5 of this Article 2) then notice must be given pursuant to the requirements of paragraph (a) of this Section 2.4, to those persons who are stockholders as of the new record date.

(c)           Waiver of Notice.  - A stockholder may waive notice of the meeting (or any notice required by the NRS, the Corporation’s Articles of Incorporation or these Bylaws), by a writing signed by the stockholder entitled to the notice, which is delivered to the Corporation (either before or after the date and time stated in the notice) for inclusion in the minutes of filing with the corporate records.

A stockholder’s attendance at a meeting:

(1)           waives objection to lack of notice or defective notice of the meeting unless the stockholder, at the beginning of the meeting, objects to holding the meeting or transacting business at the meeting;

and

(2)           waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to consideration of the matter when it is presented.

(d)           Contents of Notice.  - The notice of each annual and special stockholder meeting shall include a description of the purpose or purposes for which the meeting is called.

If a purpose of any stockholder meeting is to consider either: (1) a proposed amendment to the Corporation’s Articles of Incorporation (including any restated articles requiring stockholder approval); (2) a plan of merger or share exchange; (3) the sale, lease, exchange or other disposition of all, or substantially all of the Corporation’s property; (4) the dissolution of the Corporation; or (5) the removal of a Director, the notice must so state and be accompanied by, respectively, a copy or summary of the: (a) Articles of Amendment; (b) plan of merger or share exchange; and (c) transaction for disposition of all, or substantially all, of the Corporation’s property.  If the proposed corporate action creates dissenters’ rights, as provided in the NRS, the notice must state that stockholders are, or may be entitled to assert dissenters’ rights, and must be accompanied by a copy of relevant provisions of the NRS.  If the Corporation issues, or authorizes the issuance of shares for promissory notes or for promises to render services in the future, the Corporation shall report in writing to all the stockholders the number of shares authorized or issued, and the consideration received with or before the notice of the next stockholder meeting.  Likewise, if the Corporation indemnifies or advances expenses to an officer or a Director, this shall be reported to all the stockholders with or before notice of the next stockholder meeting.

2.5	Fixing of Record Date

Unless a period of more than sixty (60) days or a period of less than ten (10) days is prescribed or fixed in the Articles of Incorporation, the Board of Directors may prescribe a period not exceeding sixty (60) days before any meeting of the stockholders during which no transfer of stock on the books of the Corporation may be made, or may fix, in advance, a record date not more than sixty (60) or less than ten (10) days before the date of any such meeting as the date as of which stockholders entitled to notice of and to vote at such meetings must be determined. Only stockholders of record on that date are entitled to notice or to vote at such a meeting. If a record date is not fixed, the record date is at the close of business on the day before the day on which the first notice is given or, if notice is waived, at the close of business on the day before the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders applies to an adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting. The Board of Directors must fix a new record date if the meeting is adjourned to a date more than sixty (60) days later than the date set for the original meeting.

For the purpose of determining stockholders of any voting group entitled to receive payment of any distribution or dividend, the Board of Directors may fix in advance a date as the record date.  Such record date shall not be more than sixty (60) days prior to the date on which the particular action requiring such determination of stockholders entitled to receive a share dividend or distribution.  The record date for determination of such stockholders shall be at the close of business on:

 (a)           With respect to the payment of a share dividend, the date the Board of Directors authorizes the share dividend;

 (b)           With respect to a distribution to stockholders, (other than one involving a repurchase or reacquisition of shares), the date the Board of Directors authorizes the distribution.

2.6	Stockholder List

The officer or agent having charge of the stock transfer books for shares of the Corporation shall, at least ten (10) days before each meeting of stockholders, make a complete record of the stockholders entitled to vote at each meeting of stockholders, arranged in alphabetical order, with the address of and the number of shares held by each.  The list must be arranged by class or series of shares.  The stockholder list must be available for inspection by any stockholder’ beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting.  The list shall be available at the Corporation’s principal office or at a place in the city where the meeting is to be held, as set forth in the notice of meeting.  A stockholder, his agent, or attorney is entitled, on written demand, to inspect and, subject to the requirements of Section 2.14 of this Article 2, to copy the list during regular business hours and at his expense, during the period it is available for inspection.  The Corporation shall maintain the stockholder list in written form or in another form capable of conversion into written form within a reasonable time.

2.7	Stockholder Quorum and Voting Requirements

A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders.  If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting.

If a quorum exists, a majority vote of those shares present voting at a duly organized meeting shall suffice to defeat or enact proposal unless the NRS, the Articles Incorporation or these Bylaws require a greater-than-majority vote, in which event the higher vote shall be required for the action constitute the action of the Corporation.

2.8	Increasing Either Quorum or Voting Requirements

For purposes of this Section 2.8, a “supermajority” quorum is a requirement that more than a majority of the votes of the voting group be present to constitute a quorum; and a “supermajority” voting requirement is any requirement that requires the vote of more than a majority of the affirmative votes of a voting group at a meeting.

The stockholders, but only if specifically authorized to do so by the Articles of Incorporation, may adopt, amend, or delete a Bylaw which fixes a “supermajority” quorum or “supermajority” voting requirement.

The adoption or amendment of a Bylaw that adds, changes, or deletes a “supermajority” quorum or voting requirement for stockholders must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then if effect or proposed to be adopted, whichever is greater.

A Bylaw that fixes a supermajority quorum or voting requirement for stockholders may not be adopted, amended or repealed by the Board of Directors.

2.9	Proxies

At all meetings of stockholders, a stockholder may vote in person, or vote by written proxy executed in writing by the stockholder or executed by his duly authorized attorney-in-fact.  Such proxy shall be filed with the Secretary of the Corporation or other person authorized to tabulate votes before or at the time of the meeting.  No proxy shall be valid after the expiration of six (6) months from the date of its execution unless the stockholder specifies in it the length of time for which it is to continue in force, which may not exceed seven (7) years from the date of its creation. Subject to these restrictions, any proxy properly created is not revoked and continues in full force and effect until:

                 (a) Another instrument or transmission revoking it or a properly created proxy bearing a later date is filed with or transmitted to the Secretary of the Corporation or another person or persons appointed by the Corporation to count the votes of stockholders and determine the validity of proxies and ballots; or

                (b) The stockholder revokes the proxy by attending the meeting and voting the stockholder’s shares in person, in which case, any vote cast by the person or persons designated by the stockholder to act as a proxy or proxies must be disregarded by the Corporation when the votes are counted.

2.10	Voting of Shares

Unless otherwise provided in the Articles of Incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of stockholders.

Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without the transfer of such shares into his name.  Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the Court by which such receiver was appointed.

A stockholder whose shares are pledged shall be entitled to vote such shares until the shares are transferred into the name of the pledgee, and thereafter, the pledgee shall be entitled to vote the shares so transferred.

Shares of its own stock belonging to the Corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

Redeemable shares are not entitled to vote after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.

2.12	Informal Action by Stockholders

Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if one or more written consents, setting forth the action so taken, shall be signed by stockholders holding a majority of the shares entitled to vote with respect to the subject matter thereof, unless a “supermajority” vote is required by these Bylaws, in which case a “supermajority” vote will be required.  Such consent shall be delivered to the Corporation Secretary for inclusion in the minute book.  A consent signed under this Section has the effect of a vote at a meeting and may be described as such in any document.

2.13	Voting for Directors

Unless otherwise provided in the Articles of Incorporation, Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

2.14	Stockholders’ Rights to Inspect Corporate Records

 (a)           Any person who has been a stockholder of record of the Corporation for at least six (6) months immediately preceding his demand, or any person holding, or thereunto authorized in writing by the holders of, at least five percent (5%) of all of its outstanding shares, upon at least five (5) days’ written demand is entitled to inspect in person or by agent or attorney, during usual business hours, the following records and make copies therefrom (holders of voting trust certificates representing shares of the corporation must be regarded as stockholders for the purpose of this subsection):

(1)           a certified copy of the Articles or restated Articles of Incorporation and all amendments currently in effect;

(2)           its Bylaws or restated Bylaws and all amendments currently in effect, certified by an officer of the Corporation;

(3)           a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the Corporation, showing their places of residence, if known, and the number of shares held by them respectively. In lieu of the stock ledger or duplicate stock ledger, the Corporation may keep a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete mailing or street address where the stock ledger or duplicate stock ledger specified in this section is kept.

 (b)           Copy Costs - The right to copy records includes, if reasonable, the right to receive copies made by photographic, xerographic, or other means.  The Corporation may impose a reasonable charge, to be paid by the stockholder on terms set by the Corporation, covering the costs of labor and material incurred in making copies of any documents provided to the stockholder.

2.15	Financial Statements Shall Be Furnished to the Stockholders.

(a)           The Corporation shall furnish to its stockholders annual financial statements, which may be consolidated or combined statements of the Corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of changes in stockholders’ equity for the year, unless that information appears elsewhere in the financial statements.  If financial statements are prepared for the Corporation on the basis of generally accepted accounting principles, the annual financial statements for the stockholders must also be prepared on that basis.

(b)           If the annual financial statements are reported upon by a public accountant, his report must accompany them.  If not, the statements must be accompanied by a statement of the President or the person responsible for the Corporation’s accounting records:

(1)           stating his reasonable belief that the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation; and

(2)           describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

(c)           A Corporation shall make available to each stockholder the annual financial statements of the Corporation within 120 days after the close of each fiscal year.  Thereafter, on written request from a stockholder who has not been made available these statements, the Corporation shall mail such stockholder the latest financial statements.

2.16	Dissenters’ Rights.

Each stockholder shall have the right to dissent from and obtain payment for his shares when so authorized by the NRS, Articles of Incorporation, these Bylaws or a resolution of the Board of Directors.

ARTICLE 3.
BOARD OF DIRECTORS

3.1	General Powers.

             Subject only to such limitations as may be provided by the NRS, or the Articles of Incorporation of the Corporation, the Board of Directors shall have full control over the affairs of the Corporation.

3.2	Number, Tenure and Qualification of Directors.

Unless otherwise provided in the Articles of Incorporation, the authorized number of Directors shall be not less than one (1) (minimum number) nor more than nine (9) (maximum number).  The number of Directors shall always be within the limits specified above, and as determined by resolution adopted by the Board of Directors.  Each Director shall hold office until the next Annual Meeting of stockholders or until removed.  However, if his term expires, he shall continue to serve until his successor shall have been elected and qualified, or until there is a decrease in the number of Directors.  Unless required by the Articles of Incorporation, Directors do not need to be residents of Nevada or stockholders of the Corporation.

3.3	Regular Meetings of the Board of Directors.

A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of stockholders.  The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.  (If permitted by Section 3.7, any regular meeting may be held by telephone).

3.4	Special Meeting of the Board of Directors.

Special meetings of the Board of Directors may be called by or at the request of the President or any one Director.  The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Nevada, as the place for holding any special meeting of the Board of Directors or, if permitted by Section 3.7, any special meeting may be held by telephone.

3.5	Notice of, and Waiver of Notice of Special Meetings of the Board of Directors.

Unless the Articles of Incorporation provide for a longer or shorter period, notice of any special meeting of the Board of Directors shall be given at least two days prior thereto, either orally or in writing. Notice shall be deemed to be effective at the earlier of: (i) when deposited in the United States mail, addressed to the Director at his address as it appears on the records of the Corporation, with postage thereon prepaid); (ii) on the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; (iii) when received; or (iv) five (5) days after deposit in the United States mail, if mailed postpaid and correctly addressed to an address, provided in writing by the Director, which is different from that shown in the Corporation’s current records.

Notice may also be given by facsimile and, in such event, notice shall be deemed effective upon transmittal thereof to a facsimile number of a compatible facsimile machine at the Director’s business office.  Any Director may waive notice of any meeting.  Except as otherwise provided herein, the waiver must be in writing, signed by the Director entitled to the notice, and filed with the minutes or corporate records.  The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business and at the beginning of the meeting, or promptly upon his arrival, objects to holding the meeting or transacting business at the meeting, and does not thereafter vote for or assent to action taken at the meeting.  Unless required by the Articles of Incorporation or the NRS, neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

3.6	Director Quorum.

Unless the Articles of Incorporation or these Bylaws provide for a greater or lesser proportion, a majority of the Board of Directors of the Corporation then in office, at a meeting duly assembled, shall constitute a quorum for the transaction of business, and the act of Directors holding a majority of the voting power of the Directors, present at a meeting at which a quorum is present, shall be the act of the Board of Directors.

Any amendment to this quorum requirement is subject to the provisions of Section 3.8 of this Article 3.

Once a quorum has been established at a duly organized meeting, the Board of Directors may continue to transact corporate business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

3.7	Actions By Directors.

The act of the majority of the Directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the Board of Directors, unless the Articles of Incorporation or the NRS require a greater percentage.  Any amendment which changes the number of Directors needed to take action is subject to the provisions of Section 3.8 of this Article 3.

Unless the Articles of Incorporation provide otherwise, any or all Directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all Directors participating may simultaneously hear each other during the meeting.  Minutes of any such meeting shall be prepared and entered into the records of the Corporation.  A Director participating in a meeting by this means is deemed to be present in person at the meeting.

A Director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless: (1) he objects at the beginning of the meeting, or promptly upon his arrival, to holding it or transacting business at the meeting; or (2) his dissent or abstention from the action taken is entered in the minutes of the meeting; or (3) he delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation within  twenty-four (24) hours after adjournment of the meeting.  The right of dissent or abstention is not available to a Director who votes in favor of the action taken.

3.8	Establishing a “Supermajority” Quorum or Voting Requirement for the Board of Directors.

For purposes of this Section 3.8, a “supermajority” quorum is a requirement that more than a majority of the Directors in office constitute a quorum; and a “supermajority” voting requirement is one which requires the vote of more than a majority of those Directors present at a meeting at which a quorum is present to be the act of the Directors.

A Bylaw that fixes a supermajority quorum or supermajority voting requirement may be amended or repealed:

(1)           if originally adopted by the stockholders, only by the stockholders (unless otherwise provided by the stockholders); or

(2)           if originally adopted by the Board of Directors, either by the stockholders or by the Board of Directors.

A Bylaw adopted or amended by the stockholders that fixes a supermajority quorum or supermajority voting requirement for the Board of Directors may provide that it may be amended or repealed only by a specified vote of either the stockholders or the Board of Directors.

Subject to the provisions of the preceding paragraph, action by the Board of Directors to adopt, amend, or repeal a Bylaw that changes the quorum or voting requirement for the Board of Directors must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater.

3.9	Director Action Without a Meeting.

Unless the Articles of Incorporation provide otherwise, any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if all the Directors sign a written consent describing the action taken.  Such consents shall be filed with the records of the Corporation.  Action taken by consent is effective when the last Director signs the consent, unless the consent specifies a different effective date.  A signed consent has the effect of a vote at a duly noticed and conducted meeting of the Board of Directors and may be described as such in any document.

3.10	Removal of Directors.

Except as otherwise provided in this section, any Director or one(1) or more of the incumbent Directors may be removed from office by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote at a meeting called for that purpose if notice has been given that a purpose of the meeting is such removal.  The removal may be with or without cause unless the Articles of Incorporation provide that Directors may only be removed for cause.

3.11	Board of Director Vacancies.

Unless the Articles of Incorporation provide otherwise, if a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of Directors, the Director(s) remaining in office shall fill the vacancy.  If the Directors remaining in office constitute fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all the Directors remaining in office.

 Unless otherwise provided in the Articles of Incorporation, when one or more Directors give notice of his or their resignation to the Board, effective at a future date, the Board may fill the vacancy or vacancies to take effect when the resignation or resignations become effective, each Director so appointed to hold office during the remainder of the term of office of the resigning Director or Directors.

3.12	Director Compensation.

Unless otherwise provided in the Articles of Incorporation, by resolution of the Board of Directors, each Director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as Director or a fixed sun for attendance at each meeting of the Board of Directors, or both.  No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

3.13	Director Committees.

(a)           Creation of Committees.  Unless the Articles of Incorporation provide otherwise, the Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them.  Each committee shall be comprised of at least one member, who serves at the pleasure of the Board of Directors.

(b)           Selection of Members.  The creation of a committee and appointment of members to it must be approved by the greater of (1) a majority of all the Directors in office when the action is taken or (2) the number of Directors required by the Articles of Incorporation to take such action.

(c)           Required Procedures.  Sections 3.4, 3.5, 3.6, 3.7, 3.8 and 3.9 of this Article 3 apply to committees and their members.

(d)           Authority.  Unless limited by the Articles of Incorporation or the NRS, each committee may exercise those aspects of the authority of the Board of Directors which the Board of Directors confers upon such committee in the resolution creating the committee.  Provided, however, a committee may not:

(1)           authorize distributions to stockholders;

(2)           approve or propose to stockholders any action that the NRS requires be approved by stockholders;

(3)           fill vacancies on the Board of Directors or on any of its-committees;

(4)           amend the Articles of Incorporation;

(5)           adopt, amend, or repeal Bylaws;

(6)           approve a plan of merger not requiring stockholder approval;

(7)           authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or

(8)           authorize or approve the issuance or sale, or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares; except that the Board of Directors may authorize a committee to do so within limits specifically prescribed by the Board of Directors.

ARTICLE 4 ..
OFFICERS

4.1	Designation of Officers.

The officers of the Corporation shall be a President, a Secretary, and a Treasurer, each of whom shall be appointed by the Board of Directors.  Such other officers and assistant officers as may be deemed necessary, including any vice-Presidents, may be appointed by the Board of Directors.  The same individual may simultaneously hold more than one office in the Corporation.

4.2	Appointment and Term of Office.

The officers of the Corporation shall be appointed by the Board of Directors for a term as determined by the Board of Directors.  If no term is specified, they shall hold office until the first meeting of the Directors held after the next annual meeting of stockholders.  If the appointment of officers is not made at such meeting, such appointment shall be made as soon thereafter as is convenient.  Each officer shall hold office until his successor has been duly appointed and qualified, until his death, or until he resigns or has been removed in the manner provided in Section 4.3 of this Article 4.

The designation of a specified term does not grant to the officer any contract rights, and the Board of Directors can remove the officer at any time prior to the termination of such term.

Appointment of an officer shall not of itself create any contract rights.

4.3	Removal of Officers.

Any officer may be removed by the Board of Directors at any time, with or without cause.  Such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4.4	President.

The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall generally supervise and control all of the business and affairs of the Corporation.  He shall, when present, preside at all meetings of the stockholders.  He may sign, with the Secretary or any other proper officer of the Corporation thereunto duly authorized by the Board of Directors, certificates for shares of the Corporation and deeds, mortgages, bonds, contracts, or other instruments which the Board Of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed.  The President shall generally perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

4.5	Vice-President.

If appointed, in the absence of the President or in the event of the President’s death, inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the vice-Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their appointment) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.  If there is no vice-President, then the Treasurer shall perform such duties of the President.  Any Vice-President may sign, with the Secretary or an assistant Secretary, certificates for shares of the Corporation the issuance of which have been authorized by resolution of the Board of Directors.  A Vice-President shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

4.6	Secretary.

The Secretary shall (a) keep the minutes of the proceedings of the stockholders and of the Board of Directors in one (1) or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of any seal of the Corporation and, if there is a seal of the Corporation, see that it is affixed to all documents, the execution of which on behalf of the Corporation under seal is duly authorized; (d) when requested or required, authenticate any records of the Corporation; (e) keep a register of the post office address of each stockholder, as provided to the Secretary by the stockholders; (f) sign with the President, or a vice-resident, certificates for shares of the Corporation, the issuance of which has been authorized by resolution of the Board of Directors; (g) have general charge of the stock transfer books of the Corporation; and (h) generally perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

4.7	Treasurer.

The Treasurer shall (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositaries as may be selected by the Board of Directors; and (c) generally perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

4.8	Assistant Secretaries and Assistant Treasurers.

The assistant secretaries, when authorized by the Board of Directors, may sign with the President, or a Vice-President, certificates for shares of the Corporation, the issuance of which has been authorized by a resolution of the Board of Directors.  The assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.

The assistant secretaries and assistant Treasurers, generally, shall perform such duties as may be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

4.9	Salaries.

The salaries of the officers, if any, shall be fixed from time to time by the Board of Directors.

ARTICLE 5 ..
INDEMNIFICATION OF DIRECTORS, OFFICERS, AGENTS, AND EMPLOYEES

5.1	Indemnification of Officers, Directors Employees and Agents.

Unless otherwise provided in the Articles of Incorporation, the Corporation shall indemnify any individual made a party to a proceeding because he is or was an officer, Director, employee or agent of the Corporation against liability incurred in the proceeding, all pursuant to and consistent with the provisions of NRS 78.751, as amended from time to time.

5.2	Advance Expenses for Officers and Directors.

The expenses of officers and Directors incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, but only after receipt by the Corporation of an undertaking by or on behalf of the officer or Director on terms set by the Board of Directors, to repay the expenses advanced if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation.

5.3	Scope of Indemnification.

The indemnification permitted herein is intended to be to the fullest extent permissible under the laws of the State of Nevada, and any amendments thereto.

ARTICLE 6.
CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.1	Certificates for Shares.

(a)           Content - Certificates representing shares of the Corporation shall at minimum, state on their face the name of the issuing Corporation; that the Corporation is formed under the laws of the State of Nevada; the name of the person to whom issued; the certificate number; class and par value of shares; and the designation of the series, if any, the certificate represents.  The form of the certificate shall be as determined by the Board of Directors.  Such certificates shall be signed (either manually or by facsimile) by the President or a Vice-President and by the Secretary or an assistant Secretary and may be sealed with a corporate seal or a facsimile thereof.  Each certificate for shares shall be consecutively numbered or otherwise identified.

(b)           Legend as to Class or Series - If the Corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) must be summarized on the front or back of the certificate indicating that the Corporation will furnish the stockholder this information on request in writing and without charge.

(c)           Uncertificated Shares

 (i) Unless otherwise provided in the articles of incorporation or these Bylaws, the Board of Directors may authorize the issuance of uncertificated shares of some or all of the shares of any or all of its classes or series. The issuance of uncertificated shares has no effect on existing certificates for shares until surrendered to the Corporation, or on the respective rights and obligations of the stockholders. Unless otherwise provided by a specific statute, the rights and obligations of stockholders are identical whether or not their shares of stock are represented by certificates.

                (ii) Within a reasonable time after the issuance or transfer of shares without certificates, the Corporation shall send the stockholder a written statement containing the information required on the certificates pursuant to subsection 6.1(a). At least annually thereafter, the Corporation shall provide to its stockholders of record, a written statement confirming the information contained in the informational statement previously sent pursuant to this subsection.

                (iii) Unless otherwise provided in the Articles of Incorporation or these Bylaws, the  Corporation may issue a new certificate of stock or, if authorized by the Board of Directors, uncertificated shares in place of a certificate previously issued by it and alleged to have been lost, stolen or destroyed. The Corporation may require an owner or legal representative of an owner of a lost, stolen or destroyed certificate to give the Corporation a bond or other security sufficient to indemnify it against any claim that may be made against it for the alleged loss, theft or destruction of a certificate, or the issuance of a new certificate or uncertificated shares.

(d)           Stockholder List - The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.

(e)           Transferring Shares - All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate, a new one may be issued therefore upon such terms as the Board of Directors may prescribe, including indemnification of the Corporation and bond requirements.

6.2	Registration of the Transfer of Shares.

Registration of the transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation.  In order to register a transfer, the record owner shall surrender the share certificate to the Corporation for cancellation, properly endorsed by the appropriate person or persons with reasonable assurances that the endorsements are genuine and effective.  Unless the Corporation has established a procedure by which a beneficial owner of shares held by a nominee is to be recognized by the Corporation as the owner, the person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

6.3	Restrictions on Transfer of Shares Permitted.

The Board of Directors may impose restrictions on the transfer or registration of transfer of shares, including any security convertible into, or carrying a right to subscribe for or acquire shares.  A restriction does not affect shares issued before the restriction was adopted unless the holders of the shares are parties to the restriction agreement or voted in favor of the restriction.

A restriction on the transfer or registration of transfer of shares may be authorized:

(1)           to maintain the Corporation’s status when it is dependent on the number or identity of its stockholders;

(2)           to preserve exemptions under federal or state securities law; or

(3)           for any other reasonable purpose.

A restriction on the transfer or registration of transfer of shares may:

(1)           obligate the stockholder first to offer the Corporation or other persons (separately, consecutively, or simultaneously) an opportunity to acquire the restricted shares;

(2)           obligate the Corporation or other persons (separately, consecutively, or simultaneously) to acquire the restricted shares;

(3)           require the Corporation, the holders or any class of its shares, or another person to approve the transfer of the restricted shares, if the requirement is not manifestly unreasonable; or

(4)           prohibit the transfer of the restricted shares to designated persons or classes of persons, if the prohibition is not manifestly unreasonable.

A restriction on the transfer or registration of transfer of share; is valid and enforceable against the holder or a transferee of the holder if the restriction is authorized by this Section 6.3 and its existence is noted conspicuously on the front or back of the certificate.  Unless so noted, a restriction is not enforceable against a person without knowledge of the restriction.

6.4	Acquisition of Shares.

The Corporation may acquire its own shares and unless otherwise provided in the Articles of Incorporation, the shares so acquired constitute authorized but unissued shares.

If the Articles of Incorporation prohibit the reissue of shares acquired by the Corporation, the number of authorized shares is reducer by the number of shares acquired, effective upon amendment of the Articles of Incorporation, which amendment shall be adopted by the stockholders, or the Board of Directors without stockholder action (if permitted by the NRS).  The amendment must be delivered to the Secretary of State and must set forth:

(1)           the name of the Corporation;

(2)           the reduction in the number of authorized shares, itemized by class and series; and

(3)           the total number of authorized shares, itemized by class and series, remaining after reduction of the shares.

ARTICLE 7 ..
DISTRIBUTIONS

7.1	Distributions.

The Board of Directors may authorize, and the Corporation may make, distributions (including dividends on its outstanding shares) in the manner and upon the terms and conditions provided by law.

ARTICLE 8.
CORPORATE SEAL

8.1	Corporate Seal.

The Board of Directors may adopt a corporate seal which may be circular in form and have inscribed thereon any designation, including the name of the Corporation, Nevada as the state of incorporation, and the words ‘“Corporate Seal”.

ARTICLE 9.
EMERGENCY BYLAWS

9.1	Emergency Bylaws.

Unless the Articles of Incorporation provide otherwise, the following provisions shall be effective during an emergency, which is defined as a time when a quorum of the Corporation’s Directors cannot be readily assembled because of some catastrophic event.  During such emergency:

(a)           Notice of Board Meetings - Any one member of the Board of Directors or any one of the following officers -- President, any Vice-President, Secretary, or Treasurer --, may call a meeting of the Board of Directors.  Notice of such meeting need be given only to those Directors whom it is practicable to reach, and may be given in any practical manner, including by publication and radio.  Such notice shall be given at least six hours prior to commencement of the meeting.

(b)           Temporary Directors and Quorum - One (1) or more officers of the Corporation present at the emergency board meeting, as is necessary to achieve a quorum, shall be considered to be Directors for the meeting, and shall so serve in order of rank, and within the same rank, in order of seniority.  In the event that less than a quorum (as determined by Section 3.6 of Article 3) of the Directors are present (including any officers who are to serve as Directors for the meeting), those Directors present (including the officers serving as Directors) shall constitute a quorum.

(c)           Actions Permitted To Be Taken - The Board of Directors, as constituted in paragraph (b), and after notice as set forth in paragraph (a), may:

(1)           Officers’ Powers - Prescribe emergency powers to any officer of the Corporation;

(2)           Delegation of Any Power - Delegate to any officer or Director, any of the powers of the Board of Directors;

(3)           Lines of Succession - Designate lines of succession of officers and agents, in the event that any of them are unable to discharge their duties;

(4)           Relocate Principal Place of Business - Relocate the principal place of business, or designate successive or simultaneous principal places of business;

(5)           All Other Action - Take any other action which is convenient, helpful, or necessary to carry on the business of the Corporation.

ARTICLE 10.
AMENDMENTS

10.1	AMENDMENTS

Unless otherwise prohibited by any Bylaw adopted by the stockholders, the Directors may adopt, amend or repeal any Bylaw, including any Bylaw adopted by the stockholders. The Articles of Incorporation may grant the authority to adopt, amend or repeal Bylaws exclusively to the Directors.